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                                                                 Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements of Monaco Coach Corporation on Form S-8 (File No's. 33-76372 and 333-64691) of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of Monaco Coach Corporation as of January 3, 1998 and January 2, 1999, and for the years ended December 28, 1996, January 3, 1998 and January 2, 1999, which is included in this Form 10-K.



/s/ PricewaterhouseCoopers LLP




Eugene, Oregon
March 31, 1999